Exhibit 99.1

Biogen Names Michael McDonnell as Executive Vice President and Chief Financial Officer

CAMBRIDGE, Mass. – July 21, 2020 – Biogen Inc. (Nasdaq: BIIB) announced today the appointment of Michael (Mike) McDonnell as Executive Vice President and Chief Financial Officer, effective August 15, 2020. McDonnell joins Biogen from IQVIA™ (NYSE: IQV), where he is Executive Vice President and Chief Financial Officer. At Biogen, McDonnell will lead the global finance function and operations, the Company’s shared services center, information technology and investor relations groups. He will report directly to Biogen’s Chief Executive Officer Michel Vounatsos, and will be based in Cambridge, Massachusetts.

McDonnell brings an extensive background in strategic finance and operations, and experience in leading global teams from diverse industries. During his tenure at IQVIA, the company has become an industry leader in using data and technology to improve patient outcomes.

McDonnell succeeds Jeffrey Capello, who has served as Biogen’s Executive Vice President and Chief Financial Officer since December 2017. Capello will step down from his current role as Chief Financial Officer effective with McDonnell’s appointment on August 15, 2020, and will remain with the Company until September 15, 2020, to assist with the transition.

“I am thrilled to welcome Mike to Biogen at this exciting time when we have so many potential breakthrough therapies in our pipeline. Mike’s background and track record of accomplishments – including his extensive expertise in value-creating, strategic financial considerations – make him particularly well suited for Biogen at this moment in our history,” said Michel Vounatsos, Chief Executive Officer. “I would like to thank Jeff for his many contributions to Biogen and we are pleased that Jeff will be staying on for a brief period to ensure a seamless transition. We wish him well.”

McDonnell said, “As a business partner, I have long admired the strength of Biogen’s pipeline and its commitment to combatting neurological diseases. I am excited by the multiple potential growth opportunities and the prospect of building on Biogen’s established position as a leader in neuroscience. I look forward to joining Biogen and working with my future colleagues to drive sustained performance and growth.”

Biogen will report results for the second quarter of 2020 on July 22, 2020.

About Michael (Mike) McDonnell

Mike McDonnell, age 56, has served as Executive Vice President and Chief Financial Officer of IQVIA Holdings Inc., a leading global provider of advanced analytics, technology solutions and contract research services to the life sciences industry, from December 2015 through July 2020. Prior to that, McDonnell served as the Executive Vice President and Chief Financial Officer of Intelsat, a leading global provider of satellite services, from November 2008 to December 2015, as Executive Vice President and Chief Financial Officer of MCG Capital Corporation, a publicly-held commercial finance company, from September 2004 until October 2008 and as MCG Capital Corporation’s Chief

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Operating Officer from August 2006 until October 2008. Before joining MCG Capital Corporation, McDonnell served as Executive Vice President and Chief Financial Officer for EchoStar Communications Corporation (f/k/a DISH Network Corporation), a direct-to-home satellite television operator, from July 2004 until August 2004 and as its Senior Vice President and Chief Financial Officer from August 2000 to July 2004. McDonnell spent 14 years at PricewaterhouseCoopers LLP, including 4 years as a partner. He has a Bachelor of Science degree in accounting from Georgetown University and is a certified public accountant.

About Biogen

At Biogen, our mission is clear: we are pioneers in neuroscience. Biogen discovers, develops and delivers worldwide innovative therapies for people living with serious neurological and neurodegenerative diseases as well as related therapeutic adjacencies. One of the world’s first global biotechnology companies, Biogen was founded in 1978 by Charles Weissmann, Heinz Schaller, Kenneth Murray and Nobel Prize winners Walter Gilbert and Phillip Sharp. Today Biogen has the leading portfolio of medicines to treat multiple sclerosis, has introduced the first approved treatment for spinal muscular atrophy, commercializes biosimilars of advanced biologics and is focused on advancing research programs in multiple sclerosis and neuroimmunology, Alzheimer’s disease and dementia, neuromuscular disorders, movement disorders, ophthalmology, immunology, neurocognitive disorders, acute neurology and pain.

We routinely post information that may be important to investors on our website at www.biogen.com. Follow us on social media – Twitter, LinkedIn, Facebook, YouTube.

Biogen Safe Harbor

This news release contains forward-looking statements, made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements relating to our business activities; our strategy and plans; the potential of our commercial business and pipeline programs; risks and uncertainties associated with drug development and commercialization; our future financial and operating results; and the expected benefits from McDonnell’s appointment as Executive Vice President and Chief Financial Officer. These forward-looking statements may be accompanied by words such as “aim,” “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” “potential,” “possible,” “will,” “would” and other words and terms of similar meaning. Drug development and commercialization involve a high degree of risk, and only a small number of research and development programs result in commercialization of a product. Results in early stage clinical trials may not be indicative of full results or results from later stage or larger scale clinical trials and do not ensure regulatory approval. You should not place undue reliance on these statements.

These statements involve risks and uncertainties that could cause actual results to differ materially from those reflected in such statements, including, without limitation: risks relating to management and key personnel changes; our dependence on sales from our products; failure to protect and enforce our data, intellectual property and other proprietary rights and the risks and uncertainties relating to intellectual property claims and challenges; the direct and indirect impacts of the ongoing COVID-19 pandemic on our business, results of operations and financial condition; uncertainty of long-term success in developing, licensing or acquiring other product candidates or additional indications for existing products; failure to compete effectively due to significant product competition in the markets for our products; failure to successfully execute or realize the anticipated benefits of our strategic and growth initiatives; the risk that positive results in a clinical trial may not be replicated in subsequent or confirmatory trials or success in early stage clinical trials may not be predictive of results in later stage or large scale clinical trials or trials in other potential indications; risks associated with clinical trials, including our ability to adequately manage clinical activities, unexpected concerns that may arise from additional data or analysis obtained during clinical trials, regulatory authorities may require additional information or further studies or may fail to approve or may delay approval of our drug candidates; and the occurrence of adverse safety events, restrictions on use with our products or product liability claims. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from our expectations in any forward-looking statement. Investors should consider this cautionary statement, as well as the risk factors identified in our most recent annual or quarterly report and in other reports we have filed with the U.S. Securities and Exchange Commission. These statements are based on our current beliefs and expectations and speak only as of the date of this press release. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

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MEDIA CONTACT: Biogen Inc. David Caouette + 617 679 4945 public.affairs@biogen.com	INVESTOR CONTACT: Biogen Inc. Joe Mara +781 464 2442 IR@biogen.com

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